SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                   FORM 8-K
                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) February 11, 1999

                          BLC Financial Services, Inc.
               (Exact Name of Registrant as Specified in Charter)

                  Delaware                                      001-14065
(State or Other Jurisdiction of Incorporation)             (Commission File No.)

                                   75-1430436
                           (IRS Employer I.D. Number)

645 Madison Avenue, 18th Floor, New York, New York               10022
   (Address of Principal Executive Offices)                    (Zip Code)

                                 (212) 751-5626
               Registrant's Telephone Number, including Area Code

             919 Third Avenue, 17th Floor, New York, New York 10022 (Former Name or Former Address, If Changed Since Last Report)

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Item 5. Other Event

      On December 30, 1998, Business Loan Center, Inc. ("BLC"), a wholly-owned subsidiary of the registrant, entered into the Pooling and Servicing Agreement dated as of December 23, 1998 (the "Pooling Agreement") between BLC, as Seller and Marine Midland Bank, as Trustee (the "Trustee"), which Pooling Agreement established a trust (the "Trust").

      Pursuant to the Pooling Agreement entered into between BLC, Business Loan Center Financial Corp. II, a wholly-owned, special purpose corporation (the "Subsidiary") and ABN AMRO Incorporated (the "Initial Purchaser"), BLC (through the Trust) issued and sold to the Initial Purchaser $24,316,729.85 in an aggregate principal amount of Business Loan Center SBA Loan-Backed Adjustable Rate Certificates, Series 1998-1, Class A Certificates (the "Class A Certificates"). BLC also issued and transferred to the Subsidiary $2,114,498.25 in an aggregate principal amount of Business Loan Center SBA Loan-Backed Adjustable Rate Certificates, Series 1998-1, Class B Certificates (the "Class B Certificates"). The Class A Certificates, together with Class B Certificates, represent the entire undivided ownership interest in certain unguaranteed interests in a pool of SBA loans partially guaranteed by the U.S. Small Business Administration.

      The Pooling Agreement, attached hereto as an exhibit, is incorporated herein by reference. The registrant will provide to the Commission, upon request, any other documents entered into in connection with the above described transaction and referenced in the Pooling Agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (A)   Financial Statements of the business acquired. Not applicable.

      (B) Pro Forma Financial Information. It is impractical to provide the required pro forma information at this time. Such information will be filed via the Registrant's Quarterly Report on Form 10-Q for the period ended December 30, 1998 within 15 days from the date hereof.

      (C)   Exhibits

            (1) The Pooling and Servicing Agreement dated as of December 23, 1998 between Marine Midland Bank, as Trustee, and Business Loan Center, Inc., as Seller and Servicer.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

BLC Financial Services, Inc.
(Registrant)

Dated: February 12, 1999


By: /s/ Leonard Rudolph
    --------------------------
    Leonard Rudolph
    President